UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 7, 2024

MURPHY OIL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-8590	71-0361522
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9805 Katy Fwy, Suite G-200
Houston, Texas 77024
(Address of principal executive offices, including zip code)

(281) 675-9000
Registrant’s telephone number, including area code

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $1.00 Par Value	MUR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On February 7, 2024, the Board of Directors (the “Board”) of Murphy Oil Corporation (the “Company”) appointed Mr. Eric M. Hambly, the Company’s current Executive Vice President, Operations, to the role of President and Chief Operating Officer of the Company, effective as of February 1, 2024. Roger W. Jenkins, who held the role of President, continues to serve as the Company’s Chief Executive Officer and a member of the Board.

Mr. Hambly, age 49, joined the Company in 2006 in the Corporate Reserves department earning roles with increasing responsibility. He was named Senior Vice President, US Onshore in 2016, promoted to Executive Vice President, Onshore in 2018 and Executive Vice President, Operations in 2020, and has played a critical leadership role in the Company’s worldwide exploration and production operations, primarily focusing on offshore operations in the Gulf of Mexico and Malaysia, as well as onshore operations in the US and Canada. In his new role, Mr. Hambly will continue to report to Roger W. Jenkins, Chief Executive Officer.

In connection with his appointment, the Compensation Committee (the “Committee”) of the Board adjusted Mr. Hambly’s compensation arrangement to include (i) an annual base salary of $650,000, (ii) an annual bonus target opportunity of 100% of Mr. Hambly’s base salary, and (iii) an annual long-term incentive target opportunity of $3,000,000, each effective as of February 1, 2024. The long-term incentive compensation opportunity is comprised of time- and performance-based restricted stock units granted under the terms of the Company’s 2020 Long-Term Incentive Plan.

Mr. Hambly (i) has no family relationship with any director or other executive officer of the Company or any person nominated or chosen by the Company to become a director or executive officer, (ii) is not a party to any related person transaction with the Company, and (iii) has no arrangements or understandings with any other person pursuant to which he was selected as an officer of the Company.

A full text of a news release announcing the details of this matter is attached as Exhibit 99.1 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release dated February 7, 2024 entitled “Murphy Oil Corporation Promotes Eric M. Hambly to Position of President and Chief Operating Officer and E. Ted Botner to Executive Vice President”
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MURPHY OIL CORPORATION

Date: February 7, 2024
	By:	/s/ Paul D. Vaughan
Paul D. Vaughan
Vice President and Controller